Exhibit 32.2

Certification of CFO Pursuant To

18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Annual Report of Pentair, Inc. (the Company) on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, David D. Harrison, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 4, 2004	/s/	David D. Harrison

David D. Harrison
Executive Vice President and Chief Financial Officer